UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2007

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412         13-3641539

(Commission File Number)     (IRS Employer Identification No.)

275 North Middletown Road Pearl River, New York 10965

(Address of Principal Executive Offices) (Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2007, the Independent Members of the Board of Directors of Hudson Technologies, Inc., or the Registrant, representing a majority of the Registrant's Board of Directors, approved a 4% increase in the base compensation of the Registrant's executive officers and of several other key employees, with the increase to be effective as of August 1, 2007. The increased base compensation of the executive officers is as follows:

James R. Buscemi, Chief Financial Officer:	$122,824 per year;
Brian F. Coleman, President and Chief Operating Officer:	$165,672 per year;
Charles F. Harkins, Vice President of Sales:	$154,960 per year;
Stephen P. Mandracchia, Secretary/VP Legal and Regulatory:	$141,570 per year;
Kevin J. Zugibe, Chairman, Chief Executive Officer:	$187,096 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: August 30, 2007
By:	/S/ Stephen P. Mandracchia;
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary